Exhibit 99.1

Nogin 1-for-20 Reverse Stock Split to be Effective at 5:00 p.m. Eastern Daylight Time Today

TUSTIN, California – March 28, 2023 – Nogin (Nasdaq: NOGN) (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (CaaS) technology and services, today announced that it has filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split of the Company’s common stock. The reverse stock split will become effective at 5:00 p.m. Eastern Daylight Time on March 28, 2023 (the “Effective Date”). The Company’s common stock will begin trading on a split-adjusted basis when the markets open on Wednesday, March 29, 2023, under the existing trading symbol “NOGN” and new CUSIP number: 65528N 204. The reverse stock split is intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on The Nasdaq Global Market (“Nasdaq Global”).

As a result of the reverse stock split, every 20 shares of the Company’s issued and outstanding common stock will automatically be converted into one share of issued and outstanding common stock. No fractional shares will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests, in an amount equal to the product obtained by multiplying (a) the closing price per share of Nogin common stock (as on a split-adjusted basis) as reported on Nasdaq Global on the Effective Date, by (b) the fraction of one share to which the stockholder would otherwise be entitled to. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding common stock, except for adjustments that may result from the treatment of fractional shares.

All outstanding warrants to purchase the Company’s common stock will be adjusted as a result of the reverse stock split in accordance with the terms of the warrants. In particular, every 20 shares of the Company’s common stock that may be purchased pursuant to such warrants will represent one share of the Company’s common stock that may be purchased pursuant to such warrants. The exercise price per share of our public and private placement warrants will be $230.00, which equals the product of 20 multiplied by $11.50, the exercise price per share prior to the reverse stock split, and the exercise price per share of our PIPE warrants will be $0.20, which equals the product of 20 multiplied by $0.01, the exercise price per share prior to the reverse stock split.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides the world’s leading enterprise-class ecommerce technology and services for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Intelligent Commerce technology is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for D2C brands, such as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform and cost-reduction measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s reverse stock split and the expected timing of events related thereto. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement its plans to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on Nasdaq Global. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our (i) Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023, (ii) definitive proxy statement filed with the SEC on February 6, 2023 and (iii) other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Contacts

Media Contact:

BOCA Communications for Nogin

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com